As filed with the Securities and Exchange Commission on June 8, 2006

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BORDERS GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Michigan	38-3294588
(State or Other Jurisdiction	(I.R.S. Employer Identification No.)
of Incorporation or Organization)
100 Phoenix Drive
Ann Arbor, Michigan 48108
(Address of Principal Executive Offices) (Zip Code)

Borders Group, Inc. 401(k) Plan
(Full Title of the Plan)

Thomas D. Carney, Esq.
Vice President, Secretary and General Counsel
Borders Group, Inc.
100 Phoenix Drive
Ann Arbor, Michigan 48108
(Name and Address of Agent For Service)
(734) 477-1100
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE
Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock	500,000	$20.54	$10,270,000	$1,099

(1) This registration statement will also cover any additional shares of the registrant’s common stock as may become issuable pursuant to the antidilution provisions of the Borders Group, Inc. 401(k) Plan.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) promulgated under the Securities Act of 1933, and based on the average high and low price of the registrant’s common stock on the New York Stock Exchange on June 5, 2006.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Borders Group, Inc. (the “Company”) hereby incorporates by reference in this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

(1) The Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2006;

(2) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (1) above; and

(3) The description of the common stock of the Company set forth in the Form 8-B of the Company dated August 28, 1997.

All documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The validity of the common stock being registered hereby will be passed upon for the Company by Thomas D. Carney, Esq., Vice President, Secretary and General Counsel of the Company. As of the date of this Registration Statement, Mr. Carney beneficially owns 31,416 shares of common stock of the Company and holds options to purchase 63,000 additional shares of common stock. Mr. Carney is eligible to participate in the Plan and may receive benefits under the Plan.

Item 6. Indemnification of Directors and Officers.

Article VIII of the Company’s Restated Articles of Incorporation provides that the Company shall indemnify its directors and officers to the fullest extent authorized or permitted by the Michigan Business Corporation Act (the “MBCA”), and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Company. The Company is not obligated to indemnify any director or officer in connection with a proceeding initiated by such person unless the proceeding was authorized and consented to by the Board of Directors or unless the proceeding is to enforce rights to indemnification. The Company may, by action by the Board of Directors, provide rights to indemnification to employees and agents similar to the foregoing indemnification of directors and officers.

Under Sections 561, et seq., of the MBCA, a corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation’s request) who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation (or such other entity) against expenses, including attorneys’ fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to any criminal action or proceeding, if the person had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation’s request) against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, except that no indemnification shall be made for a claim, issue or matter in which the person has been found liable to the corporation unless a court determines that, despite the adjudication of liability but in view of all the relevant circumstances, such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper. Reasonable expenses (including attorneys’ fees) incurred by a director, officer, employee or agent in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of a written undertaking by or on his or her behalf to repay the advance if it is ultimately determined that he or she is not entitled to be indemnified by the corporation and a written affirmation by such person of his or her good faith belief that he or she is entitled to indemnification under the standards of conduct of the statute.

Policies of insurance will be maintained by the Company under which directors and officers of the Company will be insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been a director or officer.

Article VII of the Company’s Restated Articles of Incorporation provides that no director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a violation of Section 551(l) of the MBCA or (iv) any transaction from which the director derived an improper personal benefit.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

4.1(1)	Restated Articles of Incorporation of Borders Group, Inc.

4.2(2)	Restated Bylaws of Borders Group, Inc.

5	Opinion of Thomas D. Carney, Vice President, Secretary and General Counsel of the Company, with respect to the legality of the securities being registered hereunder.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Thomas D. Carney (included in Exhibit 5).

24	Power of Attorney (included in the signature page).

(1)	Incorporated by reference from the Company’s Annual Report on Form 10-K for the year ended January 24, 1999 (File No. 1-13740).
(2)	Incorporated by reference from the Company’s Annual Report on Form 10-K for the year ended January 28, 2001 (File No. 1-13740).

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424, any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant, the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant, and any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan, on this 8th day of June, 2006.

BORDERS GROUP, INC.

By: /s/ EDWARD W. WILHELM
Edward W. Wilhelm
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Borders Group, Inc., hereby severally and individually constitute and appoint Edward W. Wilhelm and Thomas D. Carney, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8, and all instruments necessary or advisable in connection therewith, and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and other instruments.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date
/s/ GREGORY P. JOSEFOWICZ	Chairman, Chief Executive Officer and President (Principal Executive Officer)	June 8, 2006
Gregory P. Josefowicz
/s/ EDWARD W. WILHELM	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 8, 2006
Edward W. Wilhelm
/s/ DONALD G. CAMPBELL	Director	June 8, 2006
Donald G. Campbell
/s/ JOEL J. COHEN	Director	June 8, 2006
Joel J. Cohen
/s/ AMY B. LANE	Director	June 8, 2006
Amy B. Lane
/s/ BRIAN T. LIGHT	Director	June 8, 2006
Brian T. Light
/s/ VICTOR L. LUND	Director	June 8, 2006
Victor L. Lund
/s/ DR. EDNA GREENE MEDFORD	Director	June 8, 2006
Dr. Edna Greene Medford
/s/ LAWRENCE I. POLLOCK	Director	June 8, 2006
Lawrence I. Pollock
/s/ BETH M. PRITCHARD	Director	June 8, 2006
Beth M. Pritchard
/s/ MICHAEL WEISS	Director	June 8, 2006
Michael Weiss

The Plan. Pursuant to the requirements of the Securities Act of 1933, the administrator of the Plan, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan, on June 8, 2006.

BORDERS GROUP, INC. 401(K) PLAN

By: Borders Group, Inc., as Plan administrator

/s/ EDWARD W. WILHELM
Edward W. Wilhelm
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1(1)	Restated Articles of Incorporation of Borders Group, Inc.
4.2(2)	Restated Bylaws of Borders Group, Inc.
5	Opinion of Thomas D. Carney, Vice President, Secretary and General Counsel of the Company, with respect to the legality of the securities being registered hereunder.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Thomas D. Carney (included in Exhibit 5).
24	Power of Attorney (included in the signature page).

(1)	Incorporated by reference from the Company’s Annual Report on Form 10-K for the year ended January 24, 1999 (File No. 1-13740).
(2)	Incorporated by reference from the Company’s Annual Report on Form 10-K for the year ended January 28, 2001 (File No. 1-13740).